SCIRE Corporation
1012 Tarrant Drive
Fontana, WI 53125

December 13, 2012

Mr. R. A. Kaplan
Chief Executive Officer
Torvec
1999 Mt. Read Blvd.
Building 3
Rochester, NY 14615

Subject: Consulting Agreement (Services of Mr. Thomas J. Labus)

Mr. Kaplan,

Per our recent conversation I would propose the following for your consideration.

Based on a guaranteed minimum of 32 hours per month I would reduce my hourly rate from $150/hr to $120/hr. Billing would be on a monthly basis through SCIRE Corporation and include a summary of the activities and hours devoted to specific Torvec projects. All other expenses would be billed at cost with no markup. All consulting hours above the 32 hour minimum would be billed at the $120/hr rate.

This agreement would be effective January 1, 2013 through December 31, 2013 with an annual renewal review. This agreement can be revoked in writing with 30 days notice by either party (Torvec or SCIRE Corporation) prior to the annual review on December 31st each year.

If this is acceptable, please sign this letter of agreement and return a signed copy to my attention.

Thank you for the opportunity to be of service to Torvec and I look forward working with you.

Respectfully submitted,

SCIRE Corporation

Thomas J. Labus
Thomas J. Labus
President

Accepted by,

Torvec

Richard A. Kaplan
Richard A. Kaplan
Chief Executive Officer